Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Tasty Fries, Inc, a Nevada corporation (the "Company"), on Form 10-KSB for the year ending January 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), I, Edward C. Kelly, Chief Executive Officer of the Company, certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Edward C. Kelly
-----------------------------
Edward C. Kelly
Chief Executive Officer

April 29, 2004

[A signed original of this written statement required by Section 906 has been provided to Tasty Fries, Inc. and will be retained by Tasty Fries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]